UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2005

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551

(Address of principal executive offices)	(Zip Code)

(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.      Termination of a Material Definitive Agreement.

     On July 19, 2005, FormFactor, Inc. provided notice to Spirox Corporation of the Company’s intent to terminate the Authorized International Distributor Agreement, as amended (the “Distributor Agreement”), which was originally entered into between FormFactor and Spirox in June 2000. Consistent with a 90 day notice provision in the Distributor Agreement, the effective date of termination is October 17, 2005. The Company is transitioning to a direct sales model in Taiwan, following similar historical moves in Japan and Korea. The Distributor Agreement has previously provided (and until its termination will continue to provide) for Spirox to act as a non-exclusive distributor of the Company’s products in Taiwan. Spirox will continue to be the sole independent distributor of FormFactor wafer probe cards in the People’s Republic of China, the Philippines and Singapore, and will provide customer support to certain of the Company’s customers in those regions. Sales to Spirox pursuant to the Distributor Agreement accounted for 20.0% of the Company’s revenues in fiscal 2004 and 13.4% of its revenues in fiscal 2003.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005	FORMFACTOR, INC.

By:	/s/ STUART LOWELL MERKADEAU
Stuart Lowell Merkadeau
Senior Vice President, General Counsel and Secretary